UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

SVF Investment Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39862	98-1561624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Circle Star Way San Carlos California 94070, United States		94070
(Address of principal executive offices)		(Zip Code)

(415) 539-3099

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fifth of one redeemable warrant	SVFAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	SVFA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SVFAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2021, the Board of Directors (the “Board”) of SVF Investment Corp. (the “Company”) appointed Mr. Javier Saade as a director of the Company. The Board determined that Mr. Saade qualified as an independent director under rules of the Nasdaq Capital Market. Mr. Saade was also appointed to serve as a member of the Company’s audit committee, compensation committee and nominating committee.

There are no transactions involving the Company and Mr. Saade that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Saade is currently a Managing Partner of Impact Master Holdings and Venture Partner at Fenway Summer Ventures. He serves on the Board of Directors of Porch Group, Inc. (NASDAQ: PRCH) and is Chairman of the Board of GP Funding, Inc., a Rothschild and Presidio owned financial services company. Until recently, Mr. Saade served on the Board of Trustees of The Nature Conservancy, the Board of Trustees of Pan American Development Foundation and Board of Directors of Foundation for Puerto Rico. He also held seats on the Global Advisory Board of Docusign, Inc. (NASDAQ: DOCU), the Corporate Responsibility Board of Univision Communications and the Board of Advisors of Harvard’s Rock Center for Entrepreneurship. He is a Founding Member of Fast Company’s Impact Council and member of the National Association of Corporate Directors and the Latino Corporate Directors Association.

Previously, Mr. Saade was appointed by President Obama to serve as Associate Administrator of the

U.S. Small Business Administration (SBA) and was its Chief of Investment and Innovation. He was one of the highest ranking Latinos in government and a national leader focused on sustainable investing, inclusive finance, innovation and economic development. He was chief executive of one of the largest capital pools in the world investing in American high growth companies, early stage technologies and startups. Mr. Saade also held a seat at the Committee for Small and Emerging Companies at the U.S. Securities & Exchange Commission (SEC) and sat on multiple White House and interagency councils and committees working on a broad economic policy agenda.

Prior to public service he spent over twenty years in investing, entrepreneurial, operating and C-suite advisory roles at organizations that include McKinsey & Company, Booz Allen & Hamilton, Bridgewater Associates, Abbott Laboratories, GEM Group and Air America, a company he co-founded. Mr. Saade held three concurrent roles during his transition back to private life as Executive in Residence at Columbia University’s Columbia Technology Ventures, Senior Fellow at Georgetown University’s Beeck Center for Social Impact + Innovation and Mentor at Stanford University’s Latino Entrepreneurship Initiative. Throughout his career, Javier has served on several private equity and venture-backed boards, the boards of Designing Justice + Designing Spaces and Foundation for Puerto Rico and as Mentor at Kauffman Foundation’s Fellows Program and Mentor at Techstars.

Mr. Saade holds an MBA from Harvard Business School, an MS in Operations & Technology from Illinois Institute of Technology and a BS in Industrial Management from Purdue University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2021

SVF INVESTMENT CORP.

By:	/s/ Rajeev Misra
Name:	Rajeev Misra
Title:	Chairman and Chief Executive Officer